Exhibit 99.102(g)(1)(i)

ATTACHMENT A
To the Mutual Fund Custody Agreement dated July 1, 2011 between
The Victory Portfolios and KeyBank National Association

The Victory Portfolios

1.                                       Balanced Fund

2.                                       Core Bond Index Fund

3.                                       Diversified Stock Fund

4.                                       Dividend Growth Fund

5.                                       Established Value Fund

6.                                       Large Cap Growth Fund

7.                                       Fund for Income

8.                                       Investment Grade Convertible Fund

9.                                       National Municipal Bond Fund

10.                                 Ohio Municipal Bond Fund

11.                                 Small Company Opportunity Fund

12.                                 Special Value Fund

13.                                 Stock Index Fund

As of October 24, 2012.